UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  March 25, 2019 (March 20, 2019)

SHOE CARNIVAL, INC.
(Exact name of registrant as specified in its charter)

Indiana	0-21360	35-1736614
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7500 East Columbia Street, Evansville, Indiana 47715
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (812) 867-6471

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.           ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 20, 2019, the Compensation Committee of the Board of Directors of Shoe Carnival, Inc. (the “Company”) established the performance criteria and targets for the fiscal 2019 bonus payable in fiscal 2020 under the Company’s 2016 Executive Incentive Compensation Plan (the “Executive Incentive Compensation Plan”). The performance criterion is operating income, calculated in accordance with U.S. generally accepted accounting principles (“Operating Income”). Subjective factors based on an executive officer’s individual performance can reduce an executive officer’s bonus. Performance below the threshold level would result in no payout, performance at the threshold level of performance would result in a payout at 15% of the executive officer’s target bonus amount and performance at the maximum level of performance would result in a payout at 150% of the executive officer’s target bonus amount, with payout for performance between threshold and target and between target and maximum Operating Income interpolated.

The following table sets forth the percentage of salary the Company’s executive officers could earn based upon the attainment of the various levels of Operating Income:

	Percentage of Annual Salary
Name	Threshold	Target	Maximum
Clifton E. Sifford	15%	100%	150%
W. Kerry Jackson	9%	60%	90%
Timothy T. Baker	9%	60%	90%
Carl N. Scibetta	9%	60%	90%
Mark J. Worden	9%	60%	90%

J. Wayne Weaver, Chairman of the Company’s Board of Directors and an executive officer, will not participate in the Executive Incentive Compensation Plan in fiscal 2019.

On March 20, 2019, the Compensation Committee also granted service-based restricted stock units and performance stock units under the 2017 Equity Incentive Plan (the “2017 Plan”), to the following executive officers:

Name	Target Number of Performance Stock Units Awarded	Service-Based Restricted Stock Units Awarded
Clifton E. Sifford	16,144	5,381
W. Kerry Jackson	10,376	3,458
Timothy T. Baker	9,225	3,075
Carl N. Scibetta	9,225	3,075
Mark J. Worden	9,225	3,075

The performance stock units may be earned based on the Company’s earnings per diluted share for fiscal 2019.  The Compensation Committee established a range of goals at threshold, target and maximum levels for which 25% to 125% of the target number of performance stock units may be earned, with payout for performance between threshold and target and between target and maximum earnings per diluted share interpolated. Performance below the threshold level would result in forfeiture of all of the performance stock units.  Half of any earned performance stock units will vest on March 31, 2020 and the remaining half will vest on March 31, 2021, provided that the executive officer maintains continuous service with the Company through such dates.

The service-based restricted stock units granted to the executive officers vest in two equal annual installments commencing on March 31, 2020, provided that the executive officer maintains continuous service with the Company through such dates.

The restricted stock units and the performance stock units will be subject to the terms and conditions of the 2017 Plan.  The 2017 Plan was previously filed as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on June 15, 2017.  The service-based restricted stock units will also be subject to the terms and conditions of the Company’s award agreement for service-based restricted stock units under the 2017 Plan (the “RSU Award Agreement”). The form of RSU Award Agreement was previously filed as Exhibit 10-C to the Quarterly Report on Form 10-Q filed by the Company with the SEC on August 31, 2017.  The performance stock units will also be subject to the terms and conditions of the Company’s performance stock unit award agreement under the 2017 Plan (the “PSU Award Agreement”).  The foregoing description of the PSU Award Agreement is intended only as a summary and is qualified in its entirety by reference to the form of PSU Award Agreement, a copy of which is filed herewith as Exhibit 10.1, and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d)           Exhibits:

The following item is filed as an exhibit to this Current Report on Form 8-K:

Exhibit No.	Exhibit
10.1	Form of Award Agreement for performance stock units granted to executive officers under the Shoe Carnival, Inc. 2017 Equity Incentive Plan (2019)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  March 25, 2019

SHOE CARNIVAL, INC.

           (Registrant)

                                                                      By: /s/ W. Kerry Jackson

                                                                             W. Kerry Jackson

                                                                             Senior Executive Vice President

                                                                             Chief Operating and Financial Officer and Treasurer